UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

Post Holdings Partnering Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40441	85-1759669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2503 S. Hanley Road St. Louis, Missouri	63144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Series A common stock and one-third of one redeemable warrant	PSPC.U	The New York Stock Exchange
Series A common stock, par value $0.0001 per share	PSPC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Series A common stock at an exercise price of $11.50 per share	PSPC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 25, 2021, the Registration Statement on Form S-1 (File No. 333-252910) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Post Holdings Partnering Corporation (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On May 28, 2021, the Company consummated the IPO of 30,000,000 units of the Company (the “Units”). Each Unit consists of one share of Series A common stock of the Company, par value $0.0001 per share (“Series A Common Stock”), and one-third of one redeemable warrant of the Company, each whole warrant entitling the holder thereof to purchase one share of Series A Common Stock at an exercise price of $11.50 per share (the “Warrants”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,000,000. The Company’s sponsor, PHPC Sponsor, LLC (the “Sponsor”), purchased 4,000,000 of the 30,000,000 Units in the IPO for $40,000,000. The Company has granted the underwriters of the IPO a 45-day option to purchase up to an additional 4,500,000 Units at the initial public offering price to cover over-allotments, if any.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 1,000,000 units of the Company (the “Private Placement Units”) at a purchase price of $10.00 per Private Placement Unit, to the Sponsor, generating gross proceeds to the Company of approximately $10,000,000 (the “Private Placement”). The Private Placement Units sold in the Private Placement are identical to the Units sold in the IPO, except that, with respect to the warrants underlying the Private Placement Units (the “Private Placement Warrants”) that are held by the Sponsor or its permitted transferees, such Private Placement Warrants (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption (except in certain circumstances when the Warrants are called for redemption and a certain price per share of Series A Common Stock threshold is met) and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s partnering transaction. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by holders on the same basis as the Warrants.

A total of $300,000,000, comprised of the proceeds from the IPO and a portion of the proceeds from the sale of the Private Placement Units, was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes, if any, such funds in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of the Company’s partnering transaction, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) (A) to modify the substance or timing of its obligation to redeem 100% of its public shares if the Company does not complete its partnering transaction within 24 months (or 27 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for its partnering transaction within 24 months) from the closing of the IPO or (B) with respect to any other provisions relating to stockholders’ rights or pre-partnering transaction activity and (iii) the redemption of all of the Company’s public shares if the Company has not completed its partnering transaction within 24 months (or 27 months as applicable) from the closing of the IPO, subject to applicable law.

In connection with the IPO, the Company entered into the following agreements previously filed as exhibits to the Company’s Registration Statement:

•

an Underwriting Agreement, dated May 25, 2021, among the Company, Evercore Group L.L.C. and Barclays Capital Inc., as representatives of the underwriters named therein, which contains customary representations and warranties and indemnification of the underwriters by the Company;

•

a Warrant Agreement, dated May 28, 2021, between the Company and Continental Stock Transfer & Trust Company, which sets forth, among other items: the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the agreement; and indemnification of the warrant agent by the Company under the agreement;

•

an Investment Management Trust Agreement, dated May 28, 2021, between the Company and Continental Stock Transfer & Trust Company, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Units, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•

an Investor Rights Agreement, dated May 28, 2021, among the Company, the Sponsor and Post Holdings, Inc., which provides for customary demand and piggy-back registration rights, transfer restrictions with respect to the Company’s securities, and, upon consummation of the Company’s partnering transaction, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•

a Private Placement Units Purchase Agreement, dated May 25, 2021, between the Company and the Sponsor, pursuant to which the Sponsor purchased 1,000,000 Private Placement Units, each Unit consisting of one share of Series A Common Stock and one-third of one warrant, each whole warrant exercisable to purchase one share of Series A Common Stock at $11.50 per share;

•

a Services Agreement, dated May 28, 2021, between the Company and Post Holdings, Inc., providing for the payment by the Company to an affiliate of the Sponsor of up to $40,000 per month for the use of certain premises and certain services;

•

a Letter Agreement, dated May 25, 2021, among the Company, the Sponsor and each executive officer and director of the Company, pursuant to which the Sponsor and each executive officer and director of the Company has agreed to vote any Series A Common Stock held by him, her or it in favor of the Company’s partnering transaction; to facilitate the liquidation and winding up of the Company if a partnering transaction is not consummated within 24 months (or 27 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for its partnering transaction within 24 months); to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor; and

•

a Forward Purchase Agreement, dated May 28, 2021, between the Company and the Sponsor (the “Forward Purchase Agreement”), providing for the purchase of up to 10,000,000 units of the Company (the “Forward Purchase Units”), subject to the terms and conditions of the Forward Purchase Agreement, with each Forward Purchase Unit consisting of one share of the Company’s Series B common stock, par value of $0.0001 per share, and one-third of one warrant to purchase one share of Series A Common Stock, for a purchase price of $10.00 per Forward Purchase Unit, in an aggregate amount of up to $100,000,000, in a private placement to occur concurrently with the closing of the Company’s partnering transaction.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above with respect to the Private Placement and the issuance of the Private Placement Units is incorporated into this Item 3.02 by reference. The issuance of the Private Placement Units, and the shares of Series A Common Stock and the Private Placement Warrants underlying such Private Placement Units, was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2021 and in connection with the IPO, the Company filed with the Secretary of State of the State of Delaware the A&R Certificate of Incorporation, effective the same day.

In addition, on May 25, 2021 and in connection with the IPO, the Company adopted the Amended and Restated Bylaws (the “A&R Bylaws”).

The terms of the A&R Certificate of Incorporation and the A&R Bylaws are set forth in the Registration Statement and are incorporated herein by reference. Copies of the A&R Certificate of Incorporation and the A&R Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated May 25, 2021, among the Company, Evercore Group L.L.C. and Barclays Capital Inc.

3.1	Amended and Restated Certificate of Incorporation, dated May 26, 2021.

3.2	Amended and Restated Bylaws, dated May 25, 2021.

4.1	Warrant Agreement, dated May 28, 2021, between Continental Stock Transfer & Trust Company and the Company.

10.1	Investment Management Trust Agreement, dated May 28, 2021, between Continental Stock Transfer & Trust Company and the Company.

10.2	Investor Rights Agreement, dated May 28, 2021, among the Company, the Sponsor and Post Holdings, Inc.

10.3	Private Placement Units Purchase Agreement, dated May 25, 2021, between the Company and the Sponsor.

10.4	Services Agreement, dated May 28, 2021, between the Company and Post Holdings, Inc.

10.5	Letter Agreement, dated May 25, 2021, among the Company, the Sponsor and each of the Company’s directors and executive officers.

10.6	Forward Purchase Agreement, dated May 28, 2021, between the Company and the Sponsor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Post Holdings Partnering Corporation

Date: June 1, 2021	By:	/s/ Robert V. Vitale
	Name:	Robert V. Vitale
	Title:	President and Chief Investment Officer